Exhibit 99.1

OpGen Announces $3.38 Million Registered Direct Offering

ROCKVILLE, Md., Sept. 30, 2022 (GLOBE NEWSWIRE) -- OpGen, Inc. (Nasdaq: OPGN, “OpGen” or the “Company”), a precision medicine company harnessing the power of molecular diagnostics and bioinformatics to help combat infectious disease, today announced that it has entered into a securities purchase agreement with a single institutional investor for the purchase and sale in a registered direct offering of 9,660,000 shares of the Company’s common stock (or common stock equivalents), 33,810 shares of Series C mirroring preferred stock (“Series C Preferred”) and, in a concurrent private placement, unregistered warrants to purchase up to an aggregate of 9,660,000 shares of common stock, at a purchase price of $0.35 per share (or common stock equivalent). Each share of Series C Preferred Stock has a stated value of $0.01 per share and will automatically terminate on the date that the Company effects a reverse stock split of the Company’s shares of common stock. The warrants have an exercise price of $0.377 per share, will become exercisable six months following the date of issuance and will expire five and one-half years following the date of issuance. The closing of the offering is expected to occur on or about October 3, 2022, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The Company expects to call a special meeting of stockholders for the approval of a proposal to effect a reverse stock split of the Company’s common stock (the “Proposal”). The Series C Preferred has voting rights on the Proposal equal to 100,000 votes per share of Series C Preferred, provided that any votes cast by the Series C Preferred with respect to the Proposal must be counted by the Company in the same proportion as the shares of common stock voted on the Proposal.

Total gross proceeds from the offering, before deducting the placement agent's fees and other estimated offering expenses, is expected to be approximately $3.38 million. The Company intends to use the net proceeds from this offering to: (i) continue commercialization of the FDA-cleared Acuitas AMR Gene Panel test for isolates in the U.S.; (ii) commercialize our other products with a focus on the Unyvero platform and diagnostic tests; (iii) support further development and commercialization of the Ares Genetics database; (iv) support directed sales and marketing efforts to the customers and collaborators for our products and services; (v) invest in manufacturing and operations infrastructure to support sales of products; and (vi) the repayment of certain outstanding indebtedness of the Company. OpGen intends to use the remaining net proceeds for working capital and other general corporate purposes.

The securities described above (excluding the warrants and the shares of common stock issuable thereunder) are being offered pursuant to a “shelf” registration statement on Form S-3 (333-258646), which was declared effective by the Securities and Exchange commission (the “SEC”) on August 19, 2021. The offering is being made only by means of a prospectus supplement and a prospectus that form a part of the registration statement. A final prospectus supplement and accompanying prospectus relating to the securities being offered in the registered direct offering will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC's website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

The Company also has agreed that certain existing warrants to purchase up to an aggregate of 14,829,751 shares of common stock of the Company that were previously issued to the investor, with exercise prices ranging from $2.05 to $65.00 per share and expiration dates ranging from February 2023 to April 2027, will be amended effective upon the closing of the registered direct offering so that the amended warrants will have a reduced exercise price of $0.377 per share, will not be exercisable until six months following the closing of the registered direct offering and will expire five and one-half years following the closing of the registered direct offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Additional information regarding the securities described above and the terms of the offering are included in a Current Report on Form 8-K to be filed with the SEC.

About OpGen, Inc.

OpGen, Inc. (Rockville, MD, U.S.A.) is a precision medicine company harnessing the power of molecular diagnostics and bioinformatics to help combat infectious disease. Along with our subsidiaries, Curetis GmbH and Ares Genetics GmbH, we are developing and commercializing molecular microbiology solutions helping to guide clinicians with more rapid and actionable information about life threatening infections to improve patient outcomes, and decrease the spread of infections caused by multidrug-resistant microorganisms, or MDROs. OpGen’s current product portfolio includes Unyvero, Acuitas AMR Gene Panel, and the ARES Technology Platform including ARESdb, NGS technology and AI-powered bioinformatics solutions for antibiotic response prediction including ARESiss, ARESid, and AREScloud, as well as the Curetis CE-IVD-marked PCR-based SARS-CoV-2 test kit.

For more information, please visit www.opgen.com.

Forward-Looking Statements

This press release includes statements regarding the Company’s registered direct offering and the use of proceeds therefrom. These statements and other statements regarding OpGen’s future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, the success of our commercialization efforts, our ability to successfully, timely and cost-effectively develop, seek and obtain regulatory clearance for and commercialize our product and services offerings, the rate of adoption of our products and services by hospitals and other healthcare providers, the fact that we may not effectively use proceeds from recent financings, the continued realization of expected benefits of our business combination transaction with Curetis GmbH, the continued impact of COVID-19 on the Company’s operations, financial results, and commercialization efforts as well as on capital markets and general economic conditions, our ability to satisfy debt obligations under our loan with the European Investment Bank, the effect of the military action in Russia and Ukraine on our distributors, collaborators and service providers, our liquidity and working capital requirements, the effect on our business of existing and new regulatory requirements, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with OpGen's business, please review our filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

OpGen:
Oliver Schacht
President and CEO
InvestorRelations@opgen.com

OpGen Press Contact:
Matthew Bretzius

FischTank Marketing and PR
matt@fischtankpr.com

OpGen Investor Contact:

Alyssa Factor
Edison Group
afactor@edisongroup.com